Exhibit 16

McGladrey & Pullen, LLP
Certified Public Accountants



February 13, 2006

Securities and Exchange Commission
Washington, DC 20549

We have read Ames National Corporation's statements included under Item 4.01 of its Form 8-K for February 13, 2006, and we agree with such statements concerning our Firm.

/s/ McGladrey & Pullen, LLP
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McGladrey & Pullen, LLP


McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of seperate and independent legal entities.



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